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                                                                      EXHIBIT 16





                                 SMITH & COMPANY
                      dba CHILD, SULLIVAN & COMPANY, CPA'S
                          4764 South 900 East, Suite 1
                         Salt Lake City, Utah 84117-4977
                                 (801) 281-4700
                               fax: (801) 281-4701


September 12, 2005


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K/A Current Report dated December 17, 2004 (as amended September 12, 2005 of Kahiki Foods, Inc. and are in agreement with the statements contained in the first and second paragraphs of that Item as they pertain to Child, Sullivan & Company. We have no basis to agree or disagree with any other statements of Kahiki Foods, Inc. contained therein.

                                         Very truly yours,


                                         /s/Child, Sullivan & Company